Exhibit 99.1

HALOZYME REPORTS FIRST QUARTER 2022 RESULTS

First Quarter Revenue of $117.3 million, Representing a 32% YOY Increase, with GAAP Diluted Earnings per Share of $0.43 and Non-GAAP Diluted Earnings per Share of $0.47

Record Quarterly Royalties in the First Quarter of $69.6 million, Representing 89% Growth over First Quarter 2021

Reiterate 2022 Revenue Guidance of $530 Million to $560 Million, Representing 20-26% Growth over Reported 2021 Revenue

Reiterate 2022 GAAP Operating Income Guidance of $350 million to $380 million, Representing 27%-38% Growth over 2021 GAAP Operating Income

SAN DIEGO, May 10, 2022 -- Halozyme Therapeutics, Inc. (NASDAQ: HALO) (“Halozyme”) today reported financial results for the first quarter ended March 31, 2022 and provided an update on its recent corporate activities and outlook.

“We started 2022 strongly, achieving record royalty revenues with significant growth that was in-line with our guidance for 2022, and with the signing of a new ENHANZE collaboration and licensing agreement with Chugai Pharmaceutical,” said Dr. Helen Torley, president and chief executive officer of Halozyme. “We were delighted to recently announce our plans to acquire Antares Pharma, Inc., which is expected to increase our top and bottom-line growth for the long term. We look forward to a transformative year as we add three commercial products and explore our combined platform capabilities and build on the strong momentum of our ENHANZE® royalty business.

Recent Partner Highlights:

•In March 2022, argenx announced positive topline results from its ADAPT-SC study evaluating subcutaneous (SC) efgartigimod (1000mg efgartigimod-PH20) using ENHANZE® drug delivery technology for the treatment of generalized myasthenia gravis. The study met its primary endpoint, demonstrating noninferior total IgG reduction at day 29 with subcutaneously administered efgartigimod compared to intravenous (IV) administration. Based on these results, argenx has stated it plans to submit a Biologics License Application to the U.S. Food and Drug Administration by the end of 2022. Efgartigimod SC is on track to be the first of Halozyme's Wave 3 potential partner launches that are projected to occur between 2023 and 2025.

•In March 2022, Halozyme and Chugai Pharmaceutical entered into a global collaboration and license agreement for ENHANZE® technology. Halozyme received upfront payments of $25 million from Chugai and is eligible to receive additional future payments of up to $160 million, subject to achievement of specified development, regulatory and sales-based milestones.

Halozyme will also be entitled to receive royalties on sales of commercialized medicines using the ENHANZE® technology.
•In March 2022, ViiV initiated enrollment of a Phase 1 study to evaluate the safety and pharmacokinetics of N6LS, a broadly neutralizing antibody, administered subcutaneously with ENHANZE® technology.

Recent Corporate Highlights:
•In April 2022, Halozyme announced the pending acquisition of Antares, extending its revenue growth and durability by expanding its drug-delivery capabilities with the addition of an industry-leading auto-injector platform as well as a commercial business with three proprietary products. The proposed acquisition provides compelling financial and strategic benefits including expected revenue and non-GAAP earnings accretion in 2022 and long-term financial upside, accelerating both top and bottom line growth. Halozyme expects to build on Antares’ existing platform technology and capabilities to drive incremental, durable revenue opportunities with additional intellectual property protections for Antares technology in place beyond 2030. The acquisition is expected to close in the first half of 2022.

•In March 2022, Halozyme announced the appointment of Moni Miyashita to its board of directors. Ms. Miyashita is an accomplished executive with over 25 years of global strategic, mergers & acquisitions and business transformation expertise and currently serves as chief strategy officer of Valo Health.

•In February 2022, Halozyme announced the appointment of Nicole LaBrosse as Halozyme’s chief financial officer. Nicole brings over 18 years of public accounting and corporate finance experience to Halozyme and most recently served as Halozyme’s vice president of finance and accounting.

First Quarter Financial Highlights

•Revenue for the first quarter was $117.3 million compared to $89.0 million for the first quarter of 2021. The 32% year-over-year increase was primarily driven by an increase in royalty revenue primarily attributable to subcutaneous DARZALEX® (daratumumab), partially offset by a decrease in revenues under collaborative agreements. Revenue for the quarter included $69.6 million in royalties, an increase of 89% compared to $36.9 million in the prior year period.

•Cost of product sales for the first quarter was $15.9 million, compared to $18.2 million for the first quarter of 2021. The year-over-year decrease, despite an increase in product sales, was primarily driven by the timing of manufacturing overhead costs in the prior year period.

•Research and development expenses for the first quarter were $11.9 million, compared to $9.0 million for the first quarter of 2021. The increase is primarily due to an increase in compensation expense, including share-based compensation, for personnel in support of investment in ENHANZE.

•Selling, general and administrative expenses for the first quarter were $13.8 million, compared to $11.1 million for the first quarter of 2021. The increase was primarily due to an increase in compensation expense and costs associated with M&A and diligence activities.

•Operating Income: On a GAAP basis in the first quarter of 2022, operating income was $75.7 million, compared to an operating income of $50.7 million in the first quarter of 2021.

•Net Income: On a GAAP basis in the first quarter of 2022, net income was $60.1 million, compared with net income of $27.9 million in the first quarter of 2021. Non-GAAP net income was $66.1 million in the first quarter of 2022, compared with non-GAAP net income of $54.3 million in the first quarter of 2021.1
•Earnings per Share: On a GAAP basis in the first quarter of 2022, diluted earnings per share was $0.43, compared with $0.19 in the first quarter of 2021. On a non-GAAP basis diluted earnings per share was $0.47, compared with diluted earnings per share of $0.37 in the first quarter of 2021.1

•Cash, cash equivalents and marketable securities were $786.1 million on March 31, 2022, compared to $740.9 million on December 31, 2021.

Financial Outlook for 2022

The Company is reiterating its financial guidance for 2022 which was first provided on January 10, 2022. For the full year 2022, the Company expects:

•Total revenue of $530 million to $560 million, representing growth of 20%-26% over 2021 total revenue. The Company expects revenue from royalties to increase approximately 50% over revenue from royalties in 2021 to approximately $300 million.

•GAAP operating income of $350 million to $380 million, representing growth of 27%-38% over 2021 GAAP operating income, resulting in operating margins greater than 65%.

•GAAP net income of $270 million to $295 million; and non-GAAP net income of $290 million to $315 million.1 The Company notes that 2022 will be the first full fiscal year in which Halozyme will record income tax expense as part of its income statement.

•GAAP diluted earnings per share of $1.90 to $2.05, inclusive of the first full year of income tax expense, projected to be $0.55-$0.60 per share. In comparison, in 2021 the Company recorded a one-time non-cash income tax benefit of $154.2 million or $1.05 per share, related to the release of its tax valuation allowance.

•Non-GAAP diluted earnings per share are expected to be $2.05 to $2.20,1 reflective of the first full year in which the company will record income tax expense, projected to be $0.55-$0.60 per share.

The Company's financial guidance does not consider the impact of the potential Antares acquisition and the Company's earnings per share guidance does not consider the impact of potential future share repurchases.

Table 1. 2022 Financial Guidance

Guidance Range
Net Revenue	$530 to $560 million
GAAP Operating Income	$350 to $380 million
GAAP Net Income	$270 to $295 million
Non-GAAP Net Income	$290 to $315 million[1]
GAAP Diluted EPS	$1.90 to $2.05
Non-GAAP Diluted EPS	$2.05 to $2.20[1]

Webcast and Conference Call
Halozyme will webcast its Quarterly Update Conference Call for the first quarter of 2022 today, Tuesday, May 10, 2022 at 4:30 p.m. ET/1:30 p.m. PT. Dr. Torley will lead the call, which will be webcast live through the "Investors" section of Halozyme's corporate website, and a replay will be available following the close of the call. To register for this conference call, please use this link: https://events.q4inc.com/attendee/321325561. After registering, you will receive an email confirmation that includes dial in details and unique conference call codes for entry. Registration is open through the live call. However, to ensure you are connected for the full call, please register a day in advance or at minimum 10 minutes before the start of the call.

About Halozyme

Halozyme is a biopharmaceutical company bringing disruptive solutions to significantly improve patient experiences and outcomes for emerging and established therapies. Halozyme advises and supports its biopharmaceutical partners in key aspects of new drug development with the goal of improving patients' lives while helping its partners achieve global commercial success. As the innovators of the ENHANZE® technology, which can reduce hours-long treatments to a matter of minutes, Halozyme's commercially-validated solution has touched more than 600,000 patient lives in post-marketing use via five commercialized products across more than 100 global markets. Halozyme and its world-class partners are currently advancing multiple therapeutic programs intended to deliver innovative therapies, with the potential to improve the lives of patients around the globe. Halozyme's proprietary enzyme rHuPH20 forms the basis of the ENHANZE® technology and is used to facilitate the delivery of injected drugs and fluids, potentially reducing the treatment burden of other drugs to patients. Halozyme has licensed its ENHANZE® technology to leading pharmaceutical and biotechnology companies including Roche, Baxalta, Pfizer, AbbVie, Eli Lilly, Bristol-Myers Squibb, Alexion, argenx, Horizon Therapeutics, ViiV Healthcare and Chugai Pharmaceutical. Halozyme derives revenues from these collaborations in the form of milestones and royalties as the Company's partners make progress developing and commercializing their products being developed using ENHANZE®. Halozyme is headquartered in San Diego. For more information visit www.halozyme.com and connect with us on LinkedIn and Twitter.

Note Regarding Use of Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain certain Non-GAAP financial measures. The Company reports Non-GAAP net income and Non-GAAP diluted earnings per share in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The Company calculates Non-GAAP net income and Non-GAAP diluted earnings per share excluding share-based compensation expense, amortization of debt discount, debt extinguishment expense and certain adjustments to income tax expense. Reconciliations between GAAP and Non-GAAP financial measures are included at the end of this press release. The Company evaluates other items of income and expense on an individual basis and considers both the quantitative and qualitative aspects of the item, including (i) its size and nature, (ii) whether or not it relates to the Company’s ongoing business operations and (iii) whether or not the Company expects it to occur as part of Halozyme’s normal business on a regular basis. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. These Non-GAAP financial measures are not meant to be considered in isolation and should be read in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP; and are not prepared under any comprehensive set of accounting rules or principles. In addition, from time to time in the future there may be other items that the Company may exclude for purposes of its Non-GAAP financial measures; and the Company may in the future cease to exclude items that it has historically excluded for purposes of its Non-GAAP financial measures. Halozyme considers these Non-GAAP financial measures to be important because they provide useful measures of the operating performance of the

Company, exclusive of factors that do not directly affect what the Company considers to be its core operating performance, as well as unusual events. The Non-GAAP measures also allow investors and analysts to make additional comparisons of the operating activities of the Company’s core business over time and with respect to other companies, as well as assessing trends and future expectations.

Safe Harbor Statement

In addition to historical information, the statements set forth in this press release include forward-looking statements including, without limitation, statements concerning the Company’s expected future financial performance (including the Company's financial outlook for 2022) and expectations for future growth, profitability, total revenue and royalty revenue, net and operating income and earnings-per-share, the Company's plans to acquire Antares and to repurchase shares under its share repurchase program. Forward-looking statements regarding the Company’s ENHANZE® drug delivery technology may include the possible benefits and attributes of ENHANZE®, its potential application to aid in the dispersion and absorption of other injected therapeutic drugs and facilitating more rapid delivery and administration of larger volumes of injectable medications through subcutaneous delivery. Forward-looking statements regarding the Company's ENHANZE® business may include potential growth and receipt of royalty and milestone payments driven by our partners' development and commercialization efforts, potential new clinical trial study starts, the size and growth prospects of our partners' drug franchises, potential new ENHANZE® collaborations and collaborative targets and regulatory review and potential approvals of new ENHANZE® products and the Company’s plans to develop new formulations of its API for longer intellectual property protection. These forward-looking statements are typically, but not always, identified through use of the words "believe," "enable," "may," "will," "could," "intends," "estimate," "anticipate," "plan," "predict," "probable," "potential," "possible," "should," "continue," and other words of similar meaning and involve risk and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Actual results could differ materially from the expectations contained in these forward-looking statements as a result of several factors, including unexpected levels of revenues, expenditures and costs, unexpected delays in the execution of the Company’s share repurchase program, risks related to Halozyme's and Antares' ability to complete the proposed acquisition on the proposed terms or on the proposed timeline, including the receipt of required regulatory approvals, the possibility that competing offers will be made, other risks associated with executing proposed acquisition, such as the risk that the businesses will not be integrated successfully, that such integration may be more difficult, time-consuming or costly than expected or that the expected benefits of the proposed acquisition will not be realized, unexpected results or delays in the growth of the Company’s ENHANZE® business, or in the development, regulatory review or commercialization of new formulations of the Company’s API or its partners’ ENHANZE® products, including any potential delays caused by the current COVID-19 global pandemic, regulatory approval requirements, unexpected adverse events or patient outcomes and competitive conditions. These and other factors that may result in differences are discussed in greater detail in the Company's most recently filed Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission.

Investors:
Dawn Schottlandt / Claudia Styslinger
Argot Partners
212-600-1902
Halozyme@argotpartners.com
ir@halozyme.com

Media:
Eric Brielmann / Kelly Sullivan / Amy Feng / Caroline Lipe
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449
Footnotes:
1. Reconciliations between GAAP reported and non-GAAP financial information and adjusted guidance measures are provided at the end.

Halozyme Therapeutics, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2022	2021
Revenues:
Royalties	$69,605	$36,923
Product sales, net	22,140	21,766
Revenues under collaborative agreements	25,534	30,333
Total revenues	117,279	89,022
Operating expenses:
Cost of product sales	15,922	18,219
Research and development	11,853	9,009
Selling, general and administrative	13,834	11,059
Total operating expenses	41,609	38,287
Operating income	75,670	50,735
Other income (expense):
Investment and other income, net	498	276
Inducement expense related to convertible note	—	(20,960)
Interest expense	(1,759)	(1,965)
Net income before income taxes	74,409	28,086
Income tax (benefit) expense	14,301	191
Net income	$60,108	$27,895

Net income per share:
Basic	$0.44	$0.20
Diluted	$0.43	$0.19

Shares used in computing net income per share:
Basic	137,658	137,952
Diluted	141,277	148,540

Halozyme Therapeutics, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	March 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$117,835	$118,719
Marketable securities, available-for-sale	668,305	622,203
Accounts receivable, net	113,762	90,975
Inventories	47,761	53,908
Prepaid expenses and other assets	41,026	40,482
Total current assets	988,689	926,287
Property and equipment, net	8,513	8,794
Prepaid expenses and other assets	22,038	13,414
Deferred tax assets, net	142,508	155,434
Restricted cash	500	500
Total assets	$1,162,248	$1,104,429

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,266	$1,541
Accrued expenses	19,133	24,441
Deferred revenue, current portion	1,746	1,746
Current portion of long-term debt, net	89,546	89,419
Total current liabilities	111,691	117,147

Deferred revenue, net of current portion	2,031	2,530
Long-term debt, net	788,099	787,255
Other long-term liabilities	171	544

Stockholders’ equity:
Common stock	138	138
Additional paid-in capital	261,713	256,347
Accumulated other comprehensive (loss) income	(2,791)	(620)
Accumulated deficit	1,196	(58,912)
Total stockholders’ equity	260,256	196,953
Total liabilities and stockholders’ equity	$1,162,248	$1,104,429

Halozyme Therapeutics, Inc.
GAAP to Non-GAAP Reconciliations
Net Income and Diluted EPS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2022	2021
GAAP Net Income	$60,108	$27,895
Adjustments:
Inducement expense related to convertible notes	—	20,960
Share-based compensation	4,742	4,923
Amortization of debt discount	971	741
Other one-time items	1,511	—
Income tax effect of above adjustments(1)	(1,250)	(181)
Non-GAAP Net Income	$66,082	$54,338

GAAP Diluted EPS	$0.43	$0.19
Adjustments:
Inducement expense related to convertible notes	—	0.14
Share-based compensation	0.03	0.03
Amortization of debt discount	0.01	0.01
Other one-time items	0.01	—
Income tax effect of above adjustments(1)	(0.01)	—
Non-GAAP Diluted EPS	$0.47	$0.37

GAAP & Non-GAAP Diluted Shares	141,277	148,540
(1) Estimated income tax effect of the Non-GAAP reconciling items are calculated using applicable statutory tax rates, taking into consideration of any valuation allowance.
Dollar amounts, as presented, are rounded. Consequently, totals may not add up.

Halozyme Therapeutics, Inc.
GAAP to Non-GAAP Reconciliations
Net Income and Diluted EPS 2022 Guidance
(Unaudited)
(In millions, except per share amounts)

	2022	2021
GAAP Net Income	$ 270 - 295	$402.7
Adjustments:
Inducement expense related to convertible notes	—	21.0
Share-based compensation	22 - 25	20.8
Amortization of debt discount	4 - 4	3.9
Income tax benefit	—	(154.2)
Income tax effect of above adjustments	(6) - (7)	(0.1)
Non-GAAP Net Income	$ 290 -315	$294.1

GAAP Diluted EPS	$ 1.90 - 2.05	$2.74
Adjustments:
Inducement expense related to convertible notes	—	0.14
Share-based compensation	0.16 - 0.17	0.14
Amortization of debt discount	0.04 - 0.04	0.03
Income tax benefit	—	(1.05)
Income tax effect of above adjustments	(0.04) - (0.05)	—
Non-GAAP Diluted EPS	$ 2.05 - 2.20	$2.00

GAAP & Non-GAAP Diluted Shares	142 - 143	146.8
Dollar amounts, as presented, are rounded. Consequently, totals may not add up.